Exhibit 10.66

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (“Agreement”) dated as of May 17, 2006, between Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and each person or entity listed as a Purchaser on Schedule I attached to this Agreement (individually a “Purchaser” and collectively the “Purchasers”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, the Company desires to sell, and the Purchasers desire to purchase, 8% Unsecured Subordinated Notes of the Company, which notes shall be in the aggregate principal amount of up to Four Million Dollars ($4,000,000) and shall be in substantially the form of Exhibit A hereto (collectively referred to as the “Notes” and individually referred to as a “Note”); and

WHEREAS, in connection with the purchase of the Notes, this Agreement also provides for the grant to the Purchasers of warrants to purchase additional shares of common stock, par value $0.001 per share, of the Company (“Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Purchase and Sale of Note

Section 1.1                                      Purchase of Notes. At the Closing (as hereinafter defined) and subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company will issue and sell to the Purchasers, and the Purchasers will buy from the Company, the Notes for an aggregate purchase price of up to Four Million Dollars ($4,000,000) (the “Purchase Price”). The amount of Notes to be purchased by each Purchaser is set forth on Schedule I hereto.

Section 1.2                                      The Closing. The purchase and sale of the Note shall take place at a closing (the “Closing”) on the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”). At the Closing, the Company shall deliver to the Purchasers the Notes purchased hereunder, registered in the name of the Purchasers or their respective nominees. On the Closing Date the Purchaser shall deliver by wire transfer the Purchase Price hereunder to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

Section 1.3                                      Warrants. In addition to the Note, at the Closing, the Company will execute and deliver to each Purchaser a warrant, substantially in the form attached hereto as Exhibit B, to purchase a number of shares equal to fifty percent (50%) of the initial principal amount of the Notes divided by the $2.58 per share exercise price of the warrants (the “Warrants”). The shares of Common Stock that are issuable pursuant to the Warrants are hereafter referred to as the “Warrant Shares.”

Section 1.4                                      Registration Rights Agreement. At the Closing, the Company and the Purchasers will enter into a Registration Rights Agreement in substantially the form set forth as Exhibit C hereto (the “Registration Rights Agreement”).

Section 1.5                                      Definitions. In addition to the terms defined elsewhere in this Agreement: the following terms have the meanings indicated in this Section 1.5:

“Transaction Documents” may be used to collectively refer to this Agreement, the Notes, the Warrants, the Registration Rights Agreement and any other agreements, documents, certificates or instruments delivered by the Company at the Closing.

“Securities” may be used to collectively refer to the Notes, the Warrants, and the Warrant Shares.

“SEC Documents” shall have the meaning set forth in Section 2.1(t) hereof.

“Recent SEC Documents” shall mean the Form 10-K filed by the Company on March 16, 2006 (as amended on March 31, 2006 and April 25, 2006) and the Form 8-Ks filed by the Company on March 22, April 25, and May 2, 2006.

ARTICLE II

Representations and Warranties

Section 2.1                                      Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof and the Closing Date:

(a)                                  This Agreement and each of the Transaction Documents have been duly and validly authorized by the Company and are valid and binding agreements of the Company, enforceable in accordance with their terms. The Notes, Warrants, and Warrant Shares to be issued and sold by the Company pursuant to this Agreement and the Transaction Documents have been duly authorized and, when issued and paid for in accordance with the Transaction Documents and this Agreement will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Securities are not and will not be subject to any preemptive rights of any stockholder of the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken by the Company.

(b)                                 All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto; the holders thereof have no preemptive rights and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company.

(c)                                  The Company has good and marketable title to, or valid and enforceable leasehold interests in, all material items of real and personal property stated in its most recent Form 10-K or 10-Q (as amended) as, or to be, owned or leased by it, free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever, other than those set forth in the SEC Documents and liens for taxes not yet due and payable.

(d)                                 There is no litigation or governmental proceeding ongoing, pending or, to the actual knowledge of the executive officers of the Company, threatened against or involving the properties or business of the Company, except as set forth in the Company’s Recent SEC Documents.

(e)                                  The Company’s financial statements included in its Recent SEC Documents fairly represent the financial position and the results of operations of the Company at the dates and for the periods to which they apply.

(f)                                    The Company is duly organized and validly existing as a corporation in good standing under the laws of the state of Delaware. The Company is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing and where failure to so qualify would have a material adverse effect on the Company. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, to own or lease its properties and conduct its businesses as described in Recent SEC Documents and the Company is doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all Federal, state, local and applicable foreign laws, rules and regulations concerning the business in which it is engaged except where the failure so to do business in compliance would not have a materially adverse impact on the business of the Company. The disclosures in the Company’s Recent SEC Filings concerning the effects of federal, state, local and applicable foreign regulation on the business of the Company as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection herewith have been obtained or will have been obtained prior to the Closing

Date. No consent, authorization or order of, and no filing with, any domestic court, government agency or other body is required by the Company for the issuance of the Notes pursuant to the Transaction Documents or this Agreement except with respect to applicable federal and state securities laws. Since its inception, the Company has not incurred any liability arising under or as a result of the application of the provisions of the Act, the Exchange Act or the Rules and Regulations thereunder, except as set forth in the Company’s SEC Documents.

(g)                                 There has been no material adverse change in the condition or prospects for commercialization of the Company, financial or otherwise, from that on the latest dates as of which such condition or prospects, respectively, are described in the Recent SEC Documents and the outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Transaction Documents.

(h)                                 The Company is not in violation of its Certificate of Incorporation or By-Laws. Neither the execution and delivery of this Agreement nor the issue and sale of the Securities, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof, conflicts with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money or any other agreement or instrument to which the Company may be bound or in which any of the property or assets of the Company is subject except where such lien, charge or encumbrance, singly or in the aggregate, would not have a material adverse effect on the financial condition or business of the Company and such lien, charge or encumbrance would have no effect on ability the Company has to perform its obligations under this Agreement or to consummate the transactions contemplated hereby; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company, assuming due performance by the Placement Agent of its obligations hereunder, any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body (domestic or foreign) having jurisdiction over the Company.

(i)                                     The Securities and the Transaction Documents conform in all material respects to all statements in relation thereto contained herein.

(j)                                     Subsequent to the dates as of which information is given in the Transaction Documents, amendment or supplement thereto, and except as may otherwise be indicated or contemplated therein or in the SEC Documents, the Company has not (i) issued any securities (other than as specifically disclosed in its SEC Documents) or incurred any material liability or obligation, direct or contingent, for borrowed money, or (ii) entered into any material transaction other than in the ordinary course of business, or (iii) declared or paid any dividend or made any other distribution on or in respect their capital stock.

(k)                                  Except as set forth in the Company’s SEC Documents or in this subparagraph (k), there are no claims for services in the nature of a finder’s or origination fee with respect to the sale of the Securities hereunder. Indigo Securities, LLC, the placement agent to the Company in connection with the transactions contemplated by this Agreement (the “Placement Agent” and such transaction, the “Note Placement”) shall receive the following as fees for placement agent services rendered on behalf of the Company (subject to and in accordance with the terms of the Placement Agency Agreement between the Company and the Placement Agent): (i) at each closing in connection with the Note Placement, the Placement Agent will receive a cash fee equal to 7% of the aggregate purchase price of the Notes sold at such closing (“Note Cash Fee”); and (ii) at the final closing of the Note Placement, the Company shall deliver to the Placement Agent or its designees a five (5) year warrant agreement granting the right to purchase a number of shares of the Company’s equity securities equal to the Note Cash Fee divided by the exercise price of the Warrants.

(l)                                     The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such licenses or rights described in the Transaction Documents as being owned or possessed by the Company), and there is no claim or action by any person pertaining to, or proceeding, pending or threatened, which challenges the exclusive rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the business of the Company (including, without limitation, any such licenses or rights described in the Transaction Documents as being owned or possessed by the Company, but only to the extent that such licenses or rights purport to be exclusive to the Company). The Company’s current products, services and processes do not infringe on the patents or other intellectual property rights of third parties.

(m)                               Except as otherwise set forth in the Company’s Recent SEC Documents, the Company is not under any material obligation to pay royalties or fees of any kind whatsoever to any third party with respect to technology it has developed, uses, licenses, employs or intends to use, license or employ, except where the default of any such obligation would not have a material adverse effect on the financial condition or business of the Company.

(n)                                 Subject to the performance by the Placement Agent of its obligations under the Placement Agency Agreement, the offer and sale of the Securities comply, and will continue to comply, up to the final closing in all material respects with the requirements of Rule 506 of Regulation D of the Act and any other applicable Federal laws, rules, regulations and executive orders. Neither the Transaction Documents nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Company’s Recent SEC Filings (as amended) are true and correct as of the date of such filings and the statements in the Company’s most recent Form 10-K or 10-Q (as amended) filing will be true and correct on each closing date.

(o)                                 All taxes which are due and payable from the Company have been paid in full (except for those tax liabilities which are being contested in good faith and for which appropriate reserves have been made in the Company’s financial statements) and the Company does not have any material tax deficiency or claim outstanding assessed or proposed against it. For purposes of this subsection, the term “material” shall mean in an aggregate amount of $50,000 or more.

(p)                                 Neither the Company nor any of its respective officers, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a materially adverse effect on the financial condition and business of the Company.

(q)                                 Prior to the initial closing, the Company will have an authorized capitalization as follows: 100,000,000 shares of Common Stock, par value $.001 of which no more than 44,056,058 shares will be issued and outstanding (the “Common Stock”), excluding shares of Common Stock exercised pursuant to outstanding options or warrants or received upon the conversion of outstanding convertible notes, and 10,000,000 shares of preferred stock, of which no shares will be issued and outstanding. All shares of Common Stock currently outstanding are, and all shares issued pursuant to this Agreement will be upon issuance, validly issued, fully paid and non-assessable.

(r)                                    At the initial closing, the Company will not have outstanding any options, stock subscription agreements or warrants to purchase shares of the Company or any other obligation to issue shares of the Company, other than those as set forth in the Transaction Documents or SEC Documents, those issued pursuant to the exercise or options or warrants, and other than agreed to by the Company and the Placement Agent. There will be outstanding immediately following the final closing no other classes or series of capital stock or convertible securities of the Company except as set forth herein or in the Transaction Documents or SEC Documents.

(s)                                  Since June 30, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934

Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Except as disclosed in the SEC Documents (including without limitation the disclosure relating to the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and the SEC’s rules and regulations thereunder), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.2                                      Representations and Warranties of the Purchasers. Each Purchaser (severally and not jointly) hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:

(a)                                  Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the purchase of the Note, the Warrant, and the Warrant Shares. The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

(b)                                 Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Note, the Warrant, and the Warrant Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser acknowledges that (i) Purchaser has been provided with and has reviewed copies of the following filings made by the Company with the Securities and Exchange Commission: the Form 10-K filed on March 16, 2006 (as amended on March 31, 2006 and April 25, 2006) and the Form 8-K’s filed on March 22, 2006, April 25, 2006, and May 2, 2006; (ii) Purchaser’s purchase of the Note, Warrant, and (if applicable) the Warrant Shares involves a high degree of risk and that Purchaser may never recover Purchaser’s investment in these securities; and (iii) the Notes are unsecured, and they are subordinate to the Senior Notes (as defined below) in order of payment and otherwise.

(c)                                  Investment Representation. The Purchaser is purchasing the Note and the Warrant for the Purchaser’s own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that neither the Note, the Warrant, nor the Warrant Shares issuable upon exercise of the Warrant have been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company, in issuing the Note and the Warrant, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.

(d)                                 Rule 144. The Purchaser understands that there is no public trading market for the Note or Warrant, that none is expected to develop, and that the Note and Warrant must be held indefinitely unless and until such Note and the Warrant, or if applicable, the Warrant Shares received upon exercise of the Warrant are registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

ARTICLE III

Covenants

Section 3.1                                      Prohibition on Net Short Positions. From and including the date of this Agreement, each Purchaser agrees that such Purchaser shall not maintain a Net Short Position at any time while such Purchaser’s Note remains outstanding. “Net Short Position” shall mean that the aggregate number of shares of Common Stock held in a short position by such Purchaser exceeds the sum of (i) the number of shares of Common Stock owned by such Purchaser, plus (ii) the number of Warrant Shares issuable to such Purchaser.

Section 3.2                                      Subordinated Status of Notes. Each Purchaser hereby intentionally and unconditionally subordinates the Note to all of the Company’s previously issued 6% Senior Secured Notes Due July 29, 2007 (the “July 2007 Notes”), the 7% Senior Secured Convertible Notes Due August 2007 (the “August 2007 Notes”), and any other notes that may be issued by the Company after the date hereof in exchange for or in satisfaction of any July 2007 Notes or August 2007 Notes (collectively referred to as the “Senior Notes”). The Purchaser further acknowledges and agrees that its right to payment under the Note is hereby subordinated to the Senior Notes in all respects and the right to payment of the holders of the Senior Notes. Until the Senior Notes are satisfied in full through payment or conversion, the Company may not and will not make any payments of principal, interest, or other amounts to the Purchaser under the Notes. The Purchaser hereby agrees not to collect, accept or receive payments (whether in cash or otherwise) from the Company, or otherwise take any actions to collect any amounts under, prior to the date that all obligations of Company under the Senior Notes are satisfied in full.

ARTICLE IV

Legend and Stock

Upon payment therefor as provided in this Agreement, the Company will issue the Notes in the name of each Purchaser or its designees and in such denominations to be specified by the Purchaser prior to (or from time to time subsequent to) Closing. The Note and Warrant and any certificate representing Warrant Shares issued upon conversion or exercise thereof, prior to such Warrant Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

The Company agrees to reissue the Note and Warrant Shares without the legend set forth above, at such time as (i) the holder thereof is permitted to dispose of securities pursuant to Rule 144(k) under the 1933 Act, or (ii) such securities are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the 1933 Act, or (iii) such securities have been registered under the 1933 Act.

ARTICLE V

Governing Law; Miscellaneous

Section 5.1                                      Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

Section 5.2                                      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature (including delivery of documents in Adobe PDF format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 5.3                                      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 5.4                                      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 5.5                                      Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 5.6                                      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.

25800 Commercentre Dr., Suite 100

Lake Forest, California  92630

Telephone:  (949) 206-8002

Fax:  (949) 206-8008

Attention:  Ricardo Salas, President

With a copy to (for information purposes only and not as notice):

Foley & Lardner LLP

100 North Tampa Street, Suite 2700

Tampa, Florida  33602

Telephone:  (813) 229-2300

Facsimile:  (813) 221-4210

Attention:  Curt P. Creely

If to the Transfer Agent:

American Stock Transfer & Trust Company

59 Maiden Lane

Plaza Level

New York, New York  10039

Telephone:  (718) 921-8124

Facsimile:  (718) 236-2641

Attention:  Joe Wolf

If to the Purchasers, to the addresses listed on Schedule I hereto:

Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

Section 5.7                                      Successors and Assigns. Except as otherwise provided herein, this Agreement, including the subordination provisions contained in Section 3.2 hereof, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Purchaser may assign some or all of its rights hereunder to any permitted assignee of the Note or Warrant (a “Permitted Assignee”); provided, however, that any such assignment shall not release the Purchaser from its obligations hereunder, such obligations must have been expressly assumed by such assignee, and the Company must have consented to such assignment and assumption in writing (which consent shall not be unreasonably withheld).

Section 5.8                                      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 5.9                                      Other Matters. Each Purchaser has been advised that, by a letter dated May 3, 2006, a holder of Senior Notes has demanded that the Company immediately pay all “Late Filing Payments” and “Late Registration Payments” due under the Registration Rights Agreement, dated 2, 2005, among the Company and the holders of the Senior Notes, and such demand is in the amount of $818,400, which amount may not represent that entire amount of such payments potentially payable by the Company (the “Demand Letter”). In addition, the Demand Letter states that the letter constitutes notice of an Event of Default (as defined in the Senior Notes) under the Senior Notes. In the event the Demand Letter has not been disclosed in the Company’s filings with the SEC on or prior to the date of this Agreement, the Purchasers acknowledge that the Demand Letter may constitute material nonpublic information and that the representations and warranties set forth in Article II of this Agreement are hereby qualified by the information set forth in this paragraph.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Ricardo A. Salas
Ricardo A. Salas,
President and Chief Executive Officer

Signatures of Purchasers on following page(s)

COUNTERPART SIGNATURE PAGE

TO SECURITIES PURCHASE AGREEMENT

DATED MAY 17, 2006,

AMONG LIQUIDMETAL TECHNOLOGIES, INC.

AND THE “PURCHASERS” IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Securities Purchase Agreement to which this Signature Page is attached, which, together with all counterparts of the Securities Purchase Agreement and Signature Pages of the Company and other “Purchasers” under the Securities Purchase Agreement, shall constitute one and the same document in accordance with the terms of the Securities Purchase Agreement.

PURCHASER:	Gryphon Master Fund, L.P.

By:	/s/ Edwin B. Lyon, IV

Name:	Edwin B. Lyon, IV

Title:	Authorized Agent

PURCHASER:	GSSF Master Fund, LP

By:	/s/ Edwin B. Lyon, IV

Name:	Edwin B. Lyon, IV

Title:	Authorized Agent

PURCHASER:	Triage Capital Management L.P.

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:	Sr. Manager

PURCHASER:	Triage Capital Management B, L.P.

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:	Sr. Manager

PURCHASER:	Leon Frenkel

By:	/s/ Leon Frenkel

Name:	Leon Frenkel

Title:

PURCHASER:	Stratford Partners, LP

By:	/s/ Chad Comiteau

Name:	Chad Comiteau

Title:	GP

PURCHASER:

By:	/s/ Kenneth P. Lisiak

Name:	Kenneth P. Lisiak

Title:

PURCHASER:	Vestal Venture Capital

By:	/s/ Allan R. Lyons

Name:	Allan R. Lyons

Title:	Managing Member of the GP of Vestal Venture Capital,
21st Century Strategic Investment Planning, LC

PURCHASER:	James Kang

By:	/s/ James Kang

Name:	James Kang

Title:	Founder

PURCHASER:	Ricardo A. Salas

By:	/s/ Ricardo A. Salas

Name:	Ricardo A. Salas

Title:	CEO/President

PURCHASER:	Kurtis Jang

By:	/s/ Kurtis Jang

Name:	Kurtis Jang

Title:	Individual

PURCHASER:	Charles Kim

By:	/s/ Charles Kim

Name:	Charles Kim

Title:	Self/Individual

PURCHASER:	Chuck Myong

By:	/s/ Chuck Myong

Name:	Chuck Myong

Title:	Individual

EXHIBIT A

Form of Note

(See Exhibit 10.67)

EXHIBIT B

Form of Warrant

(See Exhibit 10.68)

SCHEDULE I

Purchaser	Address	Principal Amount of Notes
Gryphon Master Fund, L.P.	100 Crescent Court, Suite 490
	Dallas, Texas 75201	$1,000,000

GSSF Master Fund, LP	100 Crescent Court, Suite 475
	Dallas, Texas 75201	$500,000

Triage Capital Management L.P.	401 City Ave., Suite 800
	Bala Cynwyd, PA 19004	$120,000

Triage Capital Management B, L.P.	401 City Ave., Suite 800	$130,000
	Bala Cynwyd, PA 19004

Leon Frenkel	1600 Flat Rock Rd.
	Penn Valley, PA 19072	$250,000

Stratford Partners, LP	237 Park Avenue, Suite 900
	New York, NY 10017	$300,000

Kenneth Lisiak	8 Haskell Road
	Andover, MA 01810	$100,000

Vestal Venture Capital	6471 Enclave Way,
	Boca Raton, FL 33496	$325,000

James Kang	Hyundai Hyperiod Apt. 101-1403
	Youngsan-Gu, Hannam-Dong
	Seoul, Korea	$350,000

Ricardo A. Salas	64 Ritz Cove Drive
	Monarch Beach, CA 92629	$100,000

Kurtis Jang	Hyundai Hyperion Apt. 101-403
	Youngsan-Gu, Hannam-Dong
	Seoul, Korea
	82 10 6395 6296	$100,000

Charles (Hyun Ju) Kim	Dream County Villa 101
	Yeonhee-dong, 91-10 Seodaemun-ku
	02-3143-2501
	010-7164-4877	$200,000

Chuck Myong	Hilltop Treasure 206A, UN Village
	1-44 Hannam-dong, Yongsan-gu
	Seoul, Korea 140-884
	02-793-7319
	010-6218-2869	$150,000

Total		$3,625,000